UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 16, 2015

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

(Address of Principal Executive Offices) (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

On October 16, 2015, Blue Earth Inc. (the “Company”) entered into  Securities Purchase Agreements (the “SPA”) with two institutional accredited investors to purchase $4,000,000 of shares of common stock of the Company (“Common Stock”) and five year Series A warrants (not exercisable for six months from issuance) to purchase Common Stock.  The Purchasers also received an over-allotment option to exercise Series B Warrants to purchase up to approximately 100% of such Purchasers’ shares of Common Stock, exercisable for six (6) months from the Closing Date, at $0.50 per share and redeemable by the Company in the event the Company’s Common Stock trades in excess of a volume weighted average price of $0.75 per share, for ten (10) consecutive trading days (the “Series A Warrants,” “Series B Warrants,” and together with the Common Stock, collectively referred to as the “Securities”). The Company expects that the offering will close on or about October 19, 2015, subject to satisfaction of customary closing conditions. Pursuant to the SPA the investor is acquiring:

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8,000,000 shares of Common Stock at $0.50 per share; and

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Series A Warrants to purchase up to 8,000,000 shares of Common Stock at an exercise price of $0.83 per share.

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Series B Warrants to purchase up to 7,967,211 shares of Common Stock at an exercise price of $0.50 per share pursuant to exercise of the over-allotment option.

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833,334 warrants issued to an investor in the June 2015 transaction were repriced to $0.20. These warrants are unexercisable until January 30, 2016.

The proceeds of this offering will be used solely in connection with the Company’s working capital purposes. The Company is expressly prohibited from using the proceeds for (i) any satisfaction of debt (excluding ordinary course trade payables; a $310,000 bridge loan and scheduled payments to TCA Global Credit Master Fund, L.P.), (ii) redemption of any of the Company’s securities, (iii) the settlement of any litigation, other than pending settlements or (iv) any payments arising from any violations under the regulations under Foreign Corrupt Practices Act or the Office of Foreign Control.

For acting as exclusive placement agent in the offering of the Securities, the Company will pay Placement Agent Chardan Capital Markets, LLC (“Chardan”), a fee equal to 8%, of which Chardan shall pay 3% to Maxim Group, LLC as Financial Advisor. Additionally, in the event that the Company consummates an offering within 12 months from the closing of this offering, the Company shall pay Chardan a cash fee equal to 5% of the gross proceeds received by the Company from parties introduced to the Company by Chardan, and up to $25,000 of out-of-pocket expenses incurred by Chardan.

The Securities are being offered by the Company through a prospectus supplement pursuant to Blue Earth’s shelf registration statement on Form S-3 as previously filed and declared effective by the Securities and Exchange Commission and the base prospectus contained therein (Registration No. 333-200107).

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits

Exhibit No.	Title

4.1	Form of Securities Purchase Agreement.
4.2	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	BLUE EARTH, INC.

By: /s/ G. Robert Powell
Name: G. Robert Powell
Title: Chief Executive Officer

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